Exhibit 23(j)

                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer International Small Company Fund:

We consent to the use in this Registration Statement of Oppenheimer
International Small Company Fund of our report dated September 22, 2003, included in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to our firm under the headings
"Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the
Statement of Additional Information.

                              /s/ KPMG LLP
                              KPMG LLP

Denver, Colorado
October 20, 2003